Exhibit 99.1

VRINGO COMPLETES MERGER WITH INNOVATE/PROTECT

VRINGO ALSO ANNOUNCES RESULTS OF ANNUAL MEETING OF STOCKHOLDERS

NEW YORK — July 19, 2012 — Vringo, Inc. (NYSE MKT: VRNG), a provider of software platforms for mobile social and video applications, today announced the completion of its merger with Innovate/Protect, Inc., a company that seeks to maximize the value of intellectual property and technology assets.

During the Company’s Annual Meeting of Stockholders held earlier today, the proposal of the merger between Vringo and Innovate/Protect and the related issuance of securities received the support of 99.61% of the shares voted at the meeting. The boards of directors of both Vringo and Innovate/Protect had unanimously approved the merger. Vringo’s Board of Directors also announced that Vringo will not be effecting a reverse stock split.

The combined entity, which trades on the NYSE MKT under the symbol “VRNG,” is managed by an executive team led by Chief Executive Officer Andrew Perlman and supported by the board of directors, which consists of directors from the previous Vringo and Innovate/Protect boards.

“We are pleased that our shareholders have shown their overwhelming support for the merger with Innovate/Protect,” said Andrew Perlman, Chief Executive Officer of Vringo. “We look forward to establishing a world class technology company, focused on innovating, licensing, and protecting our current and future intellectual property and technologies.”

Andrew Kennedy Lang, Chief Technology Officer and President of Vringo, said, “The closing of this merger enables the newly combined Vringo management team to focus on building shareholder value through the creation of new and exciting technologies and the monetization of its existing assets.”

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo’s patent portfolio consists of 31 patents, 11 of which have been granted. Through a recently completed merger with Innovate/Protect, Vringo owns a portfolio of eight patents acquired from Lycos, Inc. Vringo operates a global platform for the distribution of mobile social applications and services including Facetones® and Video Ringtones which transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience.

For more information, visit: www.vringoIP.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise capital to fund our combined operations and business plan; our inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by Innovate/Protect, including the outcome of the litigation against online search firms and other companies; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission. Investors and stockholders are also urged to read the risk factors set forth in the definitive proxy statement/prospectus filed with the SEC on June 21, 2012. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777 (o)

cliff@vringo.com

Media:

Caroline L. Platt

The Hodges Partnership

804-788-1414 (o)

804-317-9061 (m)

cplatt@hodgespart.com